Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the definitive proxy statement of Boxwood Merger Corp. filed with the Securities and Exchange Commission on November 12, 2019 (the “Proxy Statement”) and proxy statement supplement to the definitive proxy dated January 28, 2020 and filed with the Securities and Exchange Commission on January 28, 2020 (the “Supplement to Definitive Proxy”).

The following unaudited pro forma condensed combined financial statements of Boxwood present the combination of the financial information of Boxwood and Atlas Intermediate adjusted to give effect to the business combination and debt financing and the entry into the Commitment Letter, the Payment Letter, the Purchase Agreement Amendment, the Forfeiture Agreement and the Debt Amendment. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Boxwood is a blank check company incorporated in Delaware on June 28, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. Boxwood completed its initial public offering of units on November 20, 2018. Upon the closing of the initial public offering, $200 million ($10.00 per unit) from the net proceeds thereof was placed in a trust account and is invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations until the earlier of: (i) the completion of a business combination and (ii) the redemption of Boxwood’s public shares if Boxwood is unable to complete a business combination by November 20, 2020, subject to applicable law. As of September 30, 2019, there was approximately $203,524,618 held in the trust account.

Atlas Intermediate was incorporated on January 11, 2019 and is a holding company that conducts business indirectly through its wholly-owned subsidiaries. Atlas Intermediate is owned by the Seller, which is owned by BCP Energy Services Funds, which is controlled by Bernhard Capital Partners, a services-focused private equity management firm, and Atlas Technical Consultants Management, LLC. The primary wholly-owned indirect operating subsidiaries through which Atlas conducts business are Atlas Technical Consultants LLC and its subsidiaries (“Atlas LLC”) and ATC Group Partners LLC and its subsidiaries (“ATC LLC”). Atlas LLC’s structure has been in existence since October 17, 2017 while ATC LLC’s structure has been in existence since November 13, 2015. The entities were reorganized under Atlas Intermediate in January 2019. Through these subsidiaries, Atlas Intermediate provides public and private sector clients with comprehensive support in managing large-scale infrastructure improvement programs, including environmental and geotechnical engineering services, design, program development/management, environmental consulting services, industrial hygiene, construction materials testing, due diligence and environmental health and safety training, acquisition and project control services, as well as construction engineering and inspection and materials testing.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the business combination, equity financing, and debt financing occurred on September 30, 2019. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give pro forma effect to the business combination, equity financing, and debt financing as if they had been completed on January 1, 2018.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Boxwood’s financial condition or results of operations would have been had the business combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Boxwood. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

This information has been developed from and should be read together with Boxwood’s and Atlas’ audited and unaudited financial statements and related notes, the sections titled “Boxwood’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Atlas’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in the Definitive Proxy Statement and included elsewhere in this Form 8-K.

The business combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Pursuant to a reverse capitalization, Atlas Intermediate has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Atlas Intermediate’s equity holders having a majority of the voting power (80%) of the combined company;

●	BCP or those associated with Atlas Intermediate have the right to nominate at least a majority of the seven initial members who will serve on the board of directors of the combined company;

●	Atlas Intermediate comprises the ongoing operations of the combined company;

●	Atlas Intermediate is the larger entity based on historical revenues and net income; and

●	Atlas Intermediate’s senior management comprising the senior management of the combined company.

Under this method of accounting, Boxwood will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Atlas Intermediate issuing stock for the net assets of Boxwood, accompanied by a recapitalization. The net assets of Boxwood will be stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Business Combination

At the Closing, the combined company is organized in an “Up-C” structure in which the business of Atlas Intermediate is held by Holdings and continues to operate through the subsidiaries of Atlas Intermediate, and in which the Company’s only direct assets consist of Holdings Units and Holding’s only direct assets consist of its equity interests in Atlas Intermediate. At the Closing, the Company contributed cash and shares of Class B common stock to Holdings in exchange for Holdings Units.

At the Closing, Boxwood paid $620.6 million in cash and in equity in consideration for the acquisition of Atlas Intermediate. This amount was:

(i)	increased by the amount of cash of Atlas Intermediate and its subsidiaries as of Closing;

(ii)	increased by $3.6 million, which represented the difference between the net working capital of Atlas Intermediate and its subsidiaries as of Closing and a normalized level of working capital;

(iii)	reduced by the amount of debt of Atlas Intermediate and its subsidiaries as of Closing; and

(iv)	reduced by the amount of unpaid transaction expenses of Atlas Intermediate and its subsidiaries as of Closing.

The purchase price paid at Closing was based on an estimate of the amount of the foregoing adjustments and will be subject to a customary post-Closing true-up.

Financing for the business combination and for related transaction expenses consisted of:

(i)	$200 million of proceeds from Boxwood’s IPO on deposit in the trust account (plus any interest income accrued thereon since the IPO), net of any redemptions of Boxwood’s public shares in connection with the stockholder vote;

(ii)	$321 million from committed new term loan and revolving credit facilities to be provided by Macquarie Funding and Natixis (of which $281 million was drawn at Close);

(iii)	$221.6 million of rollover equity from BCP and Atlas Intermediate’s management;

(iv)	$152.1 million, net of the 2.2% fee from the GSO Equity Financing; and

(v)	$1.1 million additional class A common stock.

The following represents the aggregate consideration:

(in thousands)

Net cash to the Seller (a)	$225,908
Debt paydown and Seller expenses (a)	173,083
Cash consideration	$398,990
Rollover equity (BCP) (b)	139,502
Rollover equity (Atlas Intermediate Management) (b)	82,128
Total estimated consideration	$620,620

(a)	As shown, a portion of the total adjusted consideration was used to settle unpaid debt, unpaid pre-combination transaction costs and change in control payments.
(b)	The rollover equity was issued to the Seller at $10 per share, which approximates its value at Close.

The following summarizes the pro forma common stock shares outstanding after giving effect to the business combination:

Ownership

	Shares	%
Class A Shares held by SPAC shareholders	1,021,365	3%
Class A Shares held by SPAC founders and Others (1)	2,605,977	9%
Class A Shares issued to GSO PIPE (2)	2,200,000	8%
Class B Shares issued as Rollover Equity to BCP	14,700,230	49%
Class B Shares issued as Rollover Equity to Atlas Intermediate Management	9,212,759	31%
Closing merger shares	29,740,330	100%

(1)	Reflects ending founders shares of 5.3 million less 1.2 million shares transferred to GSO as part of the Equity Financing, 1.8 million shares forfeited as part of the Purchase Agreement Amendment and an additional 0.3 million shares issued.
(2)	Reflects the 1.0 million Class A common shares purchased plus 1.2 million founder Class A shares transferred as part of the Equity Financing.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2019, the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 are based on the historical financial statements of Boxwood and Atlas Intermediate. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

(in thousands)

	As of September 30, 2019					As of September 30, 2019
	Boxwood (Historical) (US GAAP)	Atlas Intermediate (Historical) (US GAAP)	Combined	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
ASSETS
Cash and cash equivalents	$190	$17,355	$17,545	(398,990)	(A)	10,500
				(10,500)	(B)
				(1,295)	(C)
				(4,691)	(C)
				(6,000)	(D)
				204,598	(E)
				(194,150)	(F)
				269,114	(G)
				(17,202)	(H)
				152,070	(I)
				1	(Q)
Accounts receivable, net	-	105,663	105,663	-		105,663
Unbilled receivables	-	35,757	35,757	-		35,757
Prepaid expense and other current assets	365	7,240	7,605	-		7,605
Total current assets	555	166,015	166,570	(7,045)		159,525
Property and equipment, net	-	13,957	13,957	-		13,957
Intangible assets, net	-	98,538	98,538	-		98,538
Goodwill	-	80,352	80,352	-		80,352
Marketable securities held in Trust Account	203,525	-	203,525	1,073	(E)	-
				(204,598)	(E)
Security deposit	-	-	-	-		-
Other long-term assets	-	2,526	2,526	-		2,526
Total assets	$204,080	$361,388	$565,468	$(210,570)		$354,898

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$194	$26,585	$26,779	$150	(J)	$26,929
Accrued liabilities	-	13,053	13,053	(1,295)	(C)	$11,758
Current maturities of long-term debt	-	11,193	11,193	(10,500)	(A), (B)	$2,810
				(1,748)	(A), (B)
				1,055	(B)
				2,810	(G)
Other current liabilities	-	12,873	12,873	-		$12,873
Income taxes payable	497	-	497	-		$497
Total current liabilities	691	63,704	64,395	(9,528)		54,867
Long-term debt, net of current maturities and loan costs	-	160,977	160,977	(160,673)	(A), (B)	266,608
				266,304	(G)
Deferred underwriting fees	7,000	-	7,000	(7,000)	(D)	-
Other long-term liabilities	-	3,389	3,389	-		3,389
Total liabilities	7,691	228,070	235,761	89,103		324,864

Commitments
Common stock subject to possible redemption	191,389	-	191,389	(191,389)	(K)	-
Redeemable non-controlling interests	-	-	-	141,840	(I)	141,840

Stockholders’ Equity
Preferred stock	-	-	-	-		-
Class A common stock	-	-	-	2	(K)	2
				1	(L)
				(2)	(F)
				1	(I)
				-	(O)
Class B common stock				22	(A)	22
Class F common stock	1	-	1	(1)	(L)	-
Additional paid in capital	2,936	-	2,936	(445,371)	(A)	4,679
				221,608	(A)
				(2,167)	(A)
				(1,055)	(B)
				(4,691)	(C)
				191,387	(K)
				1,000	(D)
				133,318	(M)
				2,063	(N)
				(194,148)	(F)
				(2,330)	(H)
				2,000	(H)
				10,229	(I)
				-	(O)
				89,899	(P)
				1	(Q)
Retained earnings	2,063	-	2,063	(10,661)	(A)	(26,610)
				1,073	(E)
				(150)	(J)
				(2,063)	(N)
				(14,872)	(H)
				(2,000)	(H)
Members’ Capital	-	133,318	133,318	(133,318)	(M)	-
Total Shareholders’ Equity - Atlas Technical Consultant	5,000	133,318	138,318	(160,225)		(21,907)
Non-controlling interest	-	-	-	(89,899)	(P)	(89,899)
Total Stockholders’ Equity	5,000	133,318	138,318	(250,124)		(111,806)
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY	$204,080	$361,388	$565,468	$(210,570)		$354,898

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2019					For the Nine Months Ended September 30, 2019
	Boxwood (Historical) (US GAAP)	Atlas Intermediate (Historical) (US GAAP)	Combined	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share and per share data)
Revenues	$-	$358,033	$358,033	$-		$358,033
Cost of revenues	-	196,247	196,247	$-		196,247
Gross profit	-	161,786	161,786	-		161,786
Operating expense (income), net	902	139,173	140,075	113	(AA)	134,854
				(5,334)	(BB)
Total operating expenses (income)	902	139,173	140,075	(5,221)		134,854
Operating income (loss)	(902)	22,613	21,711	5,221		26,932
Interest expense	-	8,027	8,027	7,149	(CC)	15,176
Interest income	(3,231)	-	(3,231)	3,231	(DD)	-
Other expense (income), net	-	718	718	-		718
Income (loss) before provision for income taxes	2,329	13,868	16,197	(5,159)		11,038
Provision for income taxes (benefit)	553	114	667	2,968	(EE)	3,635
Net income (loss) from continuing operations	1,776	13,754	15,530	(8,127)		7,403
Net income (loss) from continuing operations attributable to non-controlling interest	-	-	-	(2,942)	(FF)	(2,942)
Preferred unit distributions - Cash				5,949	(GG)	5,949
Preferred unit distributions - PIK				8,626	(GG)	8,626
Preferred unit issuance costs				122	(GG)	122
Net income (loss) from continuing operations attributable to class A shareholders	$1,776	$13,754	$15,530	$(19,882)		$(4,352)

Net Income (loss) per share - basic and diluted
Net Income (loss)/Net Income (loss) from continuing operations per share Class A	$(0.10)					$(0.75)
Weighted average shares outstanding - Class A	6,336,973					5,827,342

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(in thousands, except share and per share data)

	For the Year Ended December 31, 2018					For the Year Ended December 31, 2018
	Boxwood (Historical) (US GAAP)	Atlas Intermediate (Historical) (US GAAP)	Combined	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share and per share data)
Revenues	$-	$426,439	$426,439	$-		$426,439
Cost of revenues	-	249,504	249,504	-		249,504
Gross profit	-	176,935	176,935	-		176,935
Operating expense (income), net	106	157,459	157,565	150	(AA)	157,715
Total operating expenses (income)	106	157,459	157,565	150		157,715
Operating income (loss)	(106)	19,476	19,370	(150)		19,220
Interest expense	-	6,787	6,787	13,552	(CC)	20,339
Interest income	(472)	-	(472)	472	(DD)	-
Other expense (income), net	-	(96)	(96)	-		(96)
Income (loss) before provision for income taxes	366	12,785	13,151	(14,174)		(1,023)
Provision for income taxes (benefit)	78	347	425	3,363	(EE)	3,788
Net income (loss) from continuing operations	288	12,438	12,726	(17,537)		(4,811)
Net income (loss) from continuing operations attributable to non-controlling interest	-	-	-	(15,590)	(FF)	(15,590)
Preferred unit distributions - Cash				7,450	(GG)	7,450
Preferred unit distributions - PIK				10,802	(GG)	10,802
Preferred unit issuance costs				116	(GG)	116
Net income (loss) from continuing operations attributable to class A shareholders	$288	$12,438	$12,726	$(20,315)		$(7,589)

Net Income (loss) per share - basic and diluted
Net Income (loss)/Net Income (loss) from continuing operations per share Class A	$(0.01)					$(1.30)
Weighted average shares outstanding - Class A	6,240,480					5,827,342

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Boxwood was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination was treated as the equivalent of Atlas Intermediate issuing stock for the net assets of Boxwood, accompanied by a recapitalization. The net assets of Boxwood were stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the business combination, equity financing, and debt financing occurred on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and year ended December 31, 2018 give pro forma effect to the business combination, equity financing and debt financing as if they had been completed on January 1, 2018. These periods are presented on the basis of Atlas Intermediate being the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 has been prepared using, and should be read in conjunction with, the following:

●	the unaudited condensed balance sheet of Boxwood as of September 30, 2019, and the related notes, included elsewhere in this Form 8-K; and

●	the unaudited condensed consolidated and combined balance sheet of Atlas Intermediate Holdings LLC and ATC Group Partners LLC as of September 30, 2019 and the related notes, included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 has been prepared using, and should be read in conjunction with, the following:

●	the unaudited condensed statement of operations of Boxwood for the nine months ended September 30, 2019 and the related notes, included elsewhere in this Form 8-K; and

●	the unaudited condensed consolidated and combined statement of operations of Atlas Intermediate Holdings LLC and ATC Group Partners LLC for the nine months ended September 30, 2019 and the related notes, included in elsewhere in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 has been prepared using, and should be read in conjunction with, the following:

●	the audited statement of operations of Boxwood for the year ended December 31, 2018 and the related notes, included in the Definitive Proxy Statement and incorporated herein by reference; and

●	the audited combined statement of operations of Atlas Intermediate Holdings LLC and ATC Group Partners LLC for the year ended December 31, 2018 and the related notes, included in the Definitive Proxy Statement and incorporated herein by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the business combination.

The pro forma adjustments reflecting the consummation of the business combination, equity financing, and debt financing are based on certain currently available information and certain assumptions and methodologies that Boxwood believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Boxwood believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Boxwood and Atlas Intermediate.

2. Accounting Policies

Management is in the process of performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Boxwood and Atlas Intermediate have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Boxwood’s shares outstanding, assuming the business combination occurred on January 1, 2018.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2019 are as follows:

(A)	Reflects consideration of $399.0 million of cash and 22.6 million shares of Class B common stock, valued at $10.00 per share. Of the total consideration amount, $162.4 million was utilized to extinguish debt of Atlas Intermediate, $10.7 million was used to repay unpaid pre-combination transaction costs incurred by Atlas Intermediate as of closing, and $2.2 million was used to settle the amounts owed to certain Atlas executives for a change of control provision within their Class A Unit Award Agreements.

(B)	Represents a true up of $1.1 million in debt to reflect the outstanding debt at close and Atlas Intermediate’s cash used to extinguish the remaining portion of outstanding debt not paid by Boxwood as described in Note (A) above.

(C)	Represents payment of $1.3 million of Atlas Intermediate historical costs not included in consideration and $4.7 million for the remaining Atlas Intermediate cash so that Atlas Intermediate’s historical cash is zero at Close

(D)	Reflects settlement of deferred underwriter fees incurred during Boxwood’s initial public offering due upon completion of the business combination. Of the $7.0 million owed, Boxwood and the underwriter agreed to reduce the amount by $1.0 million to $6.0 million at the Close.

(E)	Reflects a true up of $1.1 million in cash and marketable securities held in the trust account to the current amount available at the Close and then the reclassification of the total $204.6 million of cash and marketable securities held in the trust account that was available to fund the business combination.

(F)	Reflects the redemption of 18,978,635 Boxwood public shares for approximately $194.1 million allocated to common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.23 per share.

(G)	Reflects cash proceeds of $281.0 million net of $11.9 million of deferred financing costs from the issuance of new debt financing to fund the consideration as part of the business combination.

(H)	Reflects the payment of $35.1 million and share settlement of $2.0 million of transaction costs in relation to the business combination. Transaction costs included: (a) $6.0 million of deferred underwriter’s fees incurred during Boxwood’s initial public offering described in note 2(C), (b) $11.9 million of deferred financing fees related to the new debt financing described in Note 2(F), and $19.2 million of other expenses related to GSO equity financing issuance costs, banking, legal, accounting, and advisory fees (a portion of which was share settled).

(I)	Reflects the issuance of $141.9 million of preferred shares and $10.2 million of Class A common to GSO under the Equity Financing Commitment Letter. The issuance of the preferred shares is reflected as redeemable non-controlling interests.

(J)	Reflects increase in annual compensation pursuant to a new employment agreement executed with a key executive in connection with the business combination.

(K)	Reflects reclassification of $191.4 million of common stock subject to possible redemption to permanent equity.

(L)	Reflects the conversion of Class F common stock to Class A common stock. At closing, all shares of Class F common stock converted into shares of Class A common stock.

(M)	Represents the recapitalization of common stock of Atlas Intermediate.

(N)	Reflects the reclassification of Boxwood’s historical retained earnings for the recapitalization.

(O)	Reflects the forfeiture of 1.8 million Class A common stock for the Founders

(P)	Reflects the 80% of interests related to the Class B stockholders.

(Q)	Reflects the issuance of an additional $1.1 million of Class A common shares.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 are as follows:

(AA)	Reflects increase in annual compensation pursuant to a new employment agreement executed with a key executive in connection with the business combination.

(BB)	Reflects elimination of transaction related costs incurred and recorded by Atlas Intermediate.

(CC)	Reflects the elimination of interest expense on the historical debt that is settled, and additional interest expense as a result of the debt financing, which was calculated based on the following:

	First Lien	First Lien
(in thousands)	Term Facility	Revolving Facility

Amount utilized	$281,000	$-
Stated Rate (1)	6.77%	6.77%
Term	7 Years	5 Years
Effective Rate	7.32%	N/A

(1)	The First Lien Term Facility and First Lien Revolving Facility accrue interest at a rate of LIBOR plus 4.75%. The stated interest rate noted above is based on 1 month LIBOR rates as of 9/30/2019 (2.02%). For the nine months ended September 30, 2019, an increase or decrease in the LIBOR rates of 0.125% would result in a change in interest expense of approximately $300,000. For the year ended 12/31/18, an increase or decrease in the LIBOR rates of 0.125% would result in a change in interest expense of approximately $300,000.
(2)	The Debt Commitment Letter dated August 12, 2019 included a Second Lien Term Facility in the amount of $70,000,000. In the First Amendment to the Commitment Letter, the Second Lien Term Facility was terminated. However, the Second Lien Underwriting Fee of 1.5% is still due and payable for the unfunded portion of $70,000,000.

(DD)	Elimination of interest income on the trust account.

(EE)	Reflects adjustments to income tax expense as a result of the tax impact on the pro forma adjustments to income attributable to Class A stockholders at the estimated statutory tax rate of 26%. Income attributable to non-controlling interests is not subject to taxes.

(FF)	Reflects the 80% of interests related to the Class B stockholders.

(GG)	Reflects dividends payable to GSO in cash and PIK as well as the accretion of the 2.2% issuance discount on the preferred shares under the effective interest method, as outlined in the Equity Financing Commitment Letter, for the preferred shares reflected as redeemable non-controlling interests in the pro forma balance sheet.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the business combination, assuming the shares were outstanding since January 1, 2018. As the business combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the business combination have been outstanding for the entire periods presented. The denominator for loss per share excludes the Class B common stock to be issued to Atlas Intermediate as part of consideration as the Class B common stock entitles its holder to one vote per share but no right to dividends, distributions, or other economic rights. Dividends and the accretion of the issuance discount for the preferred shares issued to GSO under the Equity Financing affect the numerator for the EPS calculation as shown in the pro forma income statement herein.

The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2018 and for the nine months ended September 30, 2019:

Boxwood

Earnings Per Share

9/30/2019

(dollars in thousands, except per share amounts)

	Nine Months Ended September 30, 2019	Year Ended December 31, 2018

Pro forma net loss from continuing operations attributable to class A shareholders	$(4,352)	$(7,589)

Basic weighted average shares outstanding Class A	5,827,342	5,827,342

Net loss from continuing operations per share Class A - Basic and Diluted (1) (2)	$(0.75)	$(1.30)

(1)	For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in Boxwood’s initial public offering and concurrent private placement to purchase 23,750,000 shares of Class A common stock are exchanged to Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted earnings per share.
(2)	Class B common stock of the Company is newly-created, voting, and non-economic. Each share of Class B common stock entitles its holder to one vote per share but no right to dividends or distributions. Therefore, net loss per continuing operations per share is only calculated for Class A common stock.